EXHIBIT 25.1


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                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549
                      ____________________

                            FORM T-1

                STATEMENT OF ELIGIBILITY UNDER THE
                   TRUST INDENTURE ACT OF 1939
          OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

         CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
         OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) ____
                      ____________________

              TEXAS COMMERCE BANK NATIONAL ASSOCIATION
        (Exact name of trustee as specified in its charter)

                          74-0800980
           (I.R.S. Employer Identification Number)

      712 Main Street, Houston, Texas              77002
  (Address of principal executive offices)       (Zip code)

                Lee Boocker, 712 Main Street, 26th Floor
                  Houston, Texas 77002  (713) 216-2448
      (Name, address and telephone number of agent for service)

                     TRICO MARINE SERVICES, INC.
                      TRICO MARINE ASSETS, INC.
                    TRICO MARINE OPERATORS, INC.
         (Exact name of obligor as specified in its charter)

         Delaware                                    72-1252405
         Delaware                                    72-1252404
         Louisiana                                   72-1096124
(State or other jurisdiction of                   (I.R.S. Employer
incorporation or organization)                   Identification Number)

2401 Fountain View, Suite 626, Houston, Texas           77057
(Address  of  principal  executive  offices)          (Zip code)

                     Series A and Series B
                    8 1/2% Senior Notes Due 2005
                 (Title of indenture securities)



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Item 1.  General Information.

      Furnish the following information as to the trustee:

      (a) Name and address of each examining or supervising authority to which it is subject.

           Comptroller of the Currency, Washington, D.C.
           Federal Deposit Insurance Corporation, Washington, D.C.
           Board of Governors of the Federal Reserve System, Washington,
           D.C.

      (b)  Whether it is authorized to exercise corporate trust powers.

           The trustee is authorized to exercise corporate trust powers.

Item 2.  Affiliations with the obligor.

      If the obligor is an affiliate of the trustee, describe each such affiliation.

           The obligor is not an affiliate of the trustee. (See Note on Page 7.)

Item 3.  Voting Securities of the trustee.

      Furnish the following information as to each class of voting securities of thetrustee.

                    Col. A                             Col. B
                 Title of class                   Amount outstanding
                 --------------                   ------------------

           Not applicable by virtue of Form T-1 General Instruction B and response to Item 13.

Item 4.  Trusteeships under other indentures.

      If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

      (a) Title of the securities outstanding under each such other indenture.

           Not applicable by virtue of Form T-1 General Instruction B and response to Item 13.


Item 4.  (Continued)

      (b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of
           Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

           Not applicable by virtue of Form T-1 General Instruction B and response to Item 13.

Item 5. Interlocking directorates and similar relationships with obligor or underwriters.

      If the trustee or any of the directors or executive officer of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

           Not applicable by virtue of Form T-1 General Instruction B and response to Item 13.

Item 6. Voting securities of the trustee owned by the obligor or its officials.

      Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner and executive officer of the obligor.

             Col. A          Col. B          Col. C             Col. D
                                                             Percentage of
                                                           voting securities
                                                             represented by
                                           Amount owned     amount given in
          Name of owner   Title of class   beneficially         Col. C
          -------------   --------------   -------------   -----------------

           Not applicable by virtue of Form T-1 General Instruction B and response to Item 13.


Item 7. Voting securities of the trustee owned by underwritersor their officials.

      Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner and executive officer of each such underwriter.

             Col. A          Col. B          Col. C             Col. D
                                                             Percentage of
                                                          voting securities
                                                            represented by
                                           Amount owned     amount given in
          Name of owner   Title of class   beneficially         Col. C
          -------------   --------------   ------------    ----------------

           Not applicable by virtue of Form T-1 General Instruction B and response to Item 13.


Item 8.  Securities of the obligor owned or held by the trustee.

      Furnish the following information as to the securities of the obligor owned beneficially or held as collateral security for obligations in default by the trustee.

             Col. A          Col. B          Col. C             Col. D
                                           Amount owned
                           Whether the    beneficially or      Percent of
                           securities   held as collateral       class
                           are voting      security for      represented by
                          or nonvoting    obligations in      amount given
         Title of class    securities        default           in Col. C
         --------------   ------------   -----------------  ---------------

            Not applicable by virtue of Form T-1 General Instruction B and response to Item 13.


Item 9. Securities of underwriters owned or held by the trustee.

        If the trustee owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee.

             Col. A          Col. B          Col. C             Col. D
                                           Amount owned
                                          beneficially or      Percent of
                                         held as collateral      class
         Title of issuer                    security for     represented by
               and           Amount       obligations in     amount given
         Title of class    outstanding  default by trustee     in Col. C
         --------------    -----------  ------------------   ----------------

            Not applicable by virtue of Form T-1 General Instruction B and response to Item 13.


Item 10.Ownership or holdings by the trustee of voting securities of certain affiliates or security holders of the obligor.

        If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10% or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person.

             Col. A          Col. B          Col. C             Col. D
                                          Amount owned
                                         beneficially or      Percent of
                                        held as collateral       class
         Title of issuer                   security for      represented by
               and           Amount       obligations in      amount given
         Title of class    outstanding  default by trustee     in Col. C
         ---------------   -----------  ------------------  ---------------

            Not applicable by virtue of Form T-1 General Instruction B and response to Item 13.


Item 11.Ownership or holdings by the trustee of any securities of a person owning 50% or more of the voting securities of the obligor.

        If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50% or more of the voting securities of the obligor, furnish the following information as to each class of securities or such person any of which are so owned or held by the trustee.

             Col. A          Col. B          Col. C             Col. D
                                           Amount owned
                                          beneficially or      Percent of
                                         held as collateral      class
         Title of issuer                    security for      represented by
              and            Amount        obligations in      amount given
         Title of class    outstanding   default by trustee      in Col. C
         --------------    -----------   ------------------   --------------

            Not applicable by virtue of Form T-1 General Instruction B and response to Item 13.


Item 12.Indebtedness of the Obligor to the Trustee.

       Except as noted in the instructions, if the obligor is indebted to the trustee, furnish the following information:

          Col. A                     Col. B                        Col. C

         Nature of                   Amount
        Indebtedness               Outstanding                     Date Due
        ------------               -----------                     ---------

             Not applicable by virtue of Form T-1 General Instruction B and response to Item 13.

Item 13.Defaults by the Obligor.

       (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

        There is not, nor has there been, a default with respect to the securities under this indenture. (See Note on Page 7.)

Item 13. (Continued)

       (b) If the trustee is a trustee under another indenture under which any securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

         There has not been a default under any such indenture or series. (See Note on Page 7.)

Item 14.Affiliations with the Underwriters.

       If any underwriter is an affiliate of the trustee, describe each such affiliation.

             Not applicable by virtue of Form T-1 General Instruction B and response to Item 13.

Item 15.Foreign Trustee.

       Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

        Not applicable.

Item 16.List of Exhibits.

       List below all exhibits filed as part of this statement of eligibility.

       1. A copy of the articles of association of the trustee now in effect. (1)

       2. A copy of the certificate of authority of the trustee to commence business. (2)

       3. A copy of the certificate of authorization of the trustee to exercise corporate trust powers issued by the Board of Governors of the Federal Reserve System under date of January 21, 1948. (3)

       4.  A copy of the existing bylaws of the trustee. (4)

       5.  Not applicable.

       6.  The consent of United States institutional trustees required by
           Section 321(b) of the Act.

       7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

       8.  Not applicable.

       9.  Not applicable.
_______________________

(1) Incorporated by reference to exhibit bearing the same designation and previously filed with the Securities and Exchange Commission as exhibits to the Form S-3 File No. 33-56195.

(2) Incorporated by reference to exhibit bearing the same designation and previously filed with the Securities and Exchange Commission as exhibits to the Form S-3 File No. 33-42814.

(3) Incorporated by reference to exhibit bearing the same designation and previously filed with the Securities and Exchange Commission as exhibits to the Form S-11 File No. 33-25132.

(4) Incorporated by reference to exhibit bearing the same designation and previously filed with the Securities and Exchange Commission as exhibits to the Form S-3 File No. 33-65055.

(5) Incorporated by reference to exhibit bearing the same designation and previously filed with the Securities and Exchange Commission as exhibits to the Form S-3 File No. 333-26519.

                             ____________________

                                     NOTE

        Inasmuch as this Form T-1 is filed prior to the ascertainment by the trustee of all facts on which to base responsive answers to Items 2 and 13, the answers to said Items are based on incomplete information. Such Items may, however, be considered as correct unless amended by an amendment to this Form T-1.






                            SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, Texas Commerce Bank National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Houston, and State of Texas, on the 8 day of August, 1997.

                         TEXAS COMMERCE BANK NATIONAL ASSOCIATION
                                         (Trustee)


                          By: /s/ Rebecca A. Newman
                             ------------------------
                               Rebecca A. Newman
                               Vice President and Trust Officer




                               Exhibit 6



Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

        The undersigned is trustee under an indenture dated as of July 21, 1997, between Trico Marine Services, Inc., a Delaware corporation, Trico Marine Assets, Inc., a Delaware corporation and Trico Marine Operators, Inc., a Louisiana corporation, as Obligors, and Texas Commerce Bank National Association, as Trustee, entered into in connection with the issuance of their 8 1/2 % Senior Notes Due 2005.

        In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned hereby consents that reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

                                Very truly yours,

                                TEXAS COMMERCE BANK
                                  NATIONAL ASSOCIATION



                                By: /s/Rebecca A. Newman
                                   -----------------------
                                    Rebecca A. Newman
                                Vice President and Trust Officer